Exhibit 10.2

ADAMAS TRUST, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

i

ii

ARTICLE I
PREAMBLE AND PURPOSE
1.01    Preamble and Purpose. Adamas Trust, Inc., a Maryland corporation (the “Company”) has established this Adamas Trust, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) to permit the Company and its Subsidiaries to attract and retain a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) and Directors of the Company and its Subsidiaries by allowing them to defer certain compensation to provide for their retirement.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
2.01    Definitions. As used in the Plan, the following terms have the following meanings:
(a)    “Accounts” means one or more separate bookkeeping accounts maintained by the Company or its agent on behalf of a Participant to reflect the Participant’s interests under the Plan and includes any Cash Account or Equity Account.
(b)    “Affiliate” means with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). As used herein, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) means ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.
(c)    “Applicable Dividend Equivalent Agreement” has the meaning set forth in Section 4.07(b).
(d)    “Applicable PSU Agreement” has the meaning set forth in Section 4.05(b).
(e)    “Applicable RSU Agreement” has the meaning set forth in Section 4.06(b).
(f)    “Award Agreement” means, with respect to Restricted Stock Units or Performance Share Units, as applicable, granted pursuant to the Equity Plan, the award agreement (including any associated notice of grant) or other document evidencing the grant of such award.
(g)    “Base Salary” means an Employee’s annual base salary paid by the Company or one of its Subsidiaries to or for the benefit of such Employee for services rendered.
(h)    “Beneficiary” means any person or entity, designated in accordance with Section 13.07, entitled to receive benefits which are payable upon or after a Participant’s death pursuant to the terms of the Plan.

(i)    “Board” means the Board of Directors of the Company.
(j)    “Bonus Compensation” means any cash bonus or cash incentive compensation earned by an Employee for services rendered to the Company or one of its Subsidiaries under a plan, program, or arrangement sponsored or maintained by the Company or one of its Subsidiaries, including but not limited to the annual incentive plan adopted by the Company for a given year.
(k)    “Cash Account” means an Elective Cash Deferral.
(l)    “Change in Control” has the meaning assigned to such term in the Equity Plan; provided, however, that, for purposes of the Plan, a “Change in Control” shall not be deemed to have occurred unless such event also constitutes a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code as applied to the Company.
(m)    “Claimant” has the meaning set forth in Section 12.01.
(n)    “Code” means the United States Internal Revenue Code of 1986, as amended, and the final or temporary regulations promulgated by the United States Department of the Treasury thereunder.
(o)    “Committee” means the Compensation Committee of the Board, unless the Board designates a different committee of two or more Directors to serve as the Committee.
(p)    “Company” has the meaning set forth in Section 1.01.
(q)    “Deferral Election” means an election by an Eligible Person to defer Base Salary, Director Fees, Bonus Compensation, Restricted Stock Units, Performance Share Units and/or Dividend Equivalents.
(r)    “Determination Date” means the last Valuation Date preceding the payment date.
(s)    “Director” means a member of the Board who is not an Employee.
(t)    “Director Fees” means all the fees and retainers payable in cash by the Company to a Participant in consideration for services as a Director.
(u)    “Disabled or Disability” means the inability of a Participant, due to physical or mental condition, to perform the essential functions of the Participant’s job, after consideration of the availability of reasonable accommodations, for more than 180 total calendar days during any period of 12 consecutive months.
(v)    “Distribution Date” means a date specified by a Participant in his or her Election Form for the payment of all or a portion of such Participant’s Account.

(w)    “Dividend Equivalent” means a “Dividend Equivalent Right” under the Equity Plan.
(x)    “Effective Date” means June 11, 2026.
(y)    “Election Form” means the written form or forms provided by the Plan Administrator pursuant to which a Participant makes Deferral Elections under the Plan. The Election Form includes the amount or percentage of Base Salary, Bonus Compensation, Director Fees, Restricted Stock Units, Performance Share Units, and/or Dividend Equivalents, as applicable, to be deferred (subject to any minimum or maximum amounts established by the Committee); the Distribution Date(s); and the selected Investment Options, if applicable.
(z)    “Election Period” means the period established by the Plan Administrator with respect to each Plan Year during which an Eligible Person may make Deferral Elections for a subsequent Plan Year, subject to the following requirements:
(i)    Except as provided in (ii) and (iii) below, the Election Period shall end no later than the last day of the Plan Year immediately preceding the Plan Year in which the services will be performed with respect to the compensation to be deferred;
(ii)    For any Performance Share Units, Dividend Equivalents attributable to Performance Share Units, or any Bonus Compensation that constitutes “performance-based compensation” within the meaning of Section 409A of the Code, then the Election Period for such amounts shall end no later than the date that is six months before the end of the applicable performance period (and in no event later than the date on which the amount of the Bonus Compensation or the performance with respect to such Performance Share Units becomes “readily ascertainable” within the meaning of Section 409A of the Code); and
(iii)    In the case of an Eligible Person who is newly employed or elected or appointed to the Board during the Plan Year, the Election Period shall end no later than 30 days after such Eligible Person first becomes an Employee or a Director and shall apply only with respect to compensation earned after the date the Deferral Election made during such 30-day period is received by the Plan Administrator.
(aa)    “Elective Cash Deferrals” means (i) Base Salary, Bonus Compensation, and Director Fee deferrals, (ii) any Dividend Equivalents representing the right to receive cash dividends or other cash distributions made to shareholders of the Company attributable to Restricted Stock Units or Performance Share Units, as applicable, subject to a Deferral Election hereunder, (iii) any Dividend Equivalents representing the right to receive cash dividends or other cash distributions made to shareholders of the Company that are subject to a Deferral Election hereunder, and

(iv) any cash dividends or other cash distributions deemed to have been received with respect to notionally invested Shares in a Participant’s Equity Account.
(bb)    “Elective Cash Deferral Account” means a separate Account maintained for each Participant to record the Elective Cash Deferrals made to the Plan pursuant to Article IV and all earnings and losses allocable thereto.
(cc)    “Elective Equity Deferrals” means (i) Restricted Stock Unit deferrals, (ii) Performance Share Unit deferrals, (iii) any Dividend Equivalents representing the right to receive Shares in connection with a Share dividend or other Share distribution made to shareholders of the Company attributable to Restricted Stock Units or Performance Share Units, as applicable, subject to a Deferral Election hereunder, (iv) any Dividend Equivalents representing the right to receive Shares in connection with a Share dividend or other Share distribution made to shareholders of the Company subject to a Deferral Election hereunder, and (v) any Share dividends or other Share distributions deemed to have been received with respect to notionally invested Shares in a Participant’s Equity Account.
(dd)    “Eligible Person” means (i) a Director; or (ii) an Employee who is (A) an executive officer (within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Company or (B) otherwise selected by the Committee to participate in the Plan. The Committee shall have the sole discretion to determine whether an Employee is an Eligible Person. Eligible Persons (other than Directors) shall be limited to a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 404 of ERISA. As provided in Section 11.03, the Committee may at any time, in its sole and absolute discretion, limit the classification of Employees who are eligible to participate in the Plan for a Plan Year and/or may modify or terminate an Eligible Person’s participation in the Plan without the need for an amendment to the Plan.
(ee)    “Employee” means an employee of the Company or one of its Subsidiaries.
(ff)    “Entry Date” means, with respect to an Eligible Person, the first day of the pay period commencing on or following the effective date of such Eligible Person’s participation in the Plan.
(gg)    “Equity Account” means a separate Account maintained for each Participant to record the Elective Equity Deferrals made to the Plan pursuant to Article IV and all earnings and losses allocable thereto.
(hh)    “Equity Plan” means the Adamas Trust, Inc. 2017 Equity Incentive Plan, as amended from time to time.
(ii)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(jj)    “Fair Market Value” has the meaning assigned to such term in the Equity Plan.
(kk)    “FICA Amount” has the meaning set forth in Section 8.01(c).
(ll)    “Investment Option” means an investment fund, index or vehicle selected by the Committee and made available to Participants for the deemed investment of their Cash Accounts.
(mm)    “Participant” means an Eligible Person who elects to participate in the Plan by filing an Election Form in accordance with Section 4.01 and any former Eligible Person who continues to be entitled to a benefit under the Plan.
(nn)    “Performance Share Unit” means a “Performance Award” under the Equity Plan.
(oo)    “Plan” has the meaning set forth in Section 1.01.
(pp)    “Plan Administrator” means the individual(s) or committee(s) appointed by the Committee to administer the Plan as set forth herein.
(qq)    “Plan Year” means the calendar year.
(rr)    “Re-Deferral Election” has the meaning set forth in Section 4.08.
(ss)    “Restricted Stock Unit” has the meaning assigned to such term in the Equity Plan.
(tt)    “Separation from Service” has the meaning set forth in Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. Section 1.409A-1(h).
(uu)    “Share” means one share of the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) therefore in accordance with the terms of the Equity Plan.
(vv)    “Specified Employee” has the meaning set forth in Section 409A(a)(2)(B)(i) of the Code and Treas. Reg. Section 1.409A-1(i).
(ww)    “Specified Employee Payment Date” has the meaning set forth in Section 6.04.
(xx)    “State, Local and Foreign Tax Amount” has the meaning set forth in Section 8.01(f).
(yy)    “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.
(zz)    “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent; (ii) a loss of the Participant’s property due to casualty; or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.
(aaa)    “Valuation Date” means each business day of the Plan Year.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.01    Requirements for Participation. The Committee in its discretion shall designate each Employee or Director who is eligible to participate in the Plan. Any Eligible Person may participate in the Plan commencing as of the Entry Date occurring on or after the date on which he or she becomes an Eligible Person.
3.02    Election to Participate; Benefits of Participation. An Eligible Person may become a Participant in the Plan by making a Deferral Election in accordance with Article IV.
3.03    Cessation of Participation. If a Participant ceases to be an Eligible Person for a Plan Year, then the Participant’s Deferral Elections shall no longer be effective. However, such Participant’s Account(s) shall continue to be credited with earnings and losses until the applicable Determination Date.
ARTICLE IV
ELECTION PROCEDURES
4.01    Deferral Election. An Eligible Person may elect to defer Base Salary, Bonus Compensation, Director Fees, Restricted Stock Units, Performance Share Units, or Dividend Equivalents by completing an Election Form and filing it with the Committee during the Election Period. A Participant shall make a new Deferral Election with respect to each Plan Year. Each Election Form shall become irrevocable as of the last day of the Election Period. The Election Form must specify:
(a)    The amount or percentage of Base Salary, Bonus Compensation, Director Fees, Restricted Stock Units, Performance Share Units, or Dividend Equivalents to be deferred, as applicable, (subject to any minimum and maximum amounts established by the Committee);
(b)    The Distribution Date for the Participant’s Account(s) (subject to the provisions of the Plan); and
(c)    The percentage or amount of the Participant’s Cash Account(s) to be allocated to each Investment Option available under the Plan (as applicable).

4.02    Base Salary Deferrals. In accordance with the procedures established from time to time by the Plan Administrator, a Participant (or an Eligible Person who has not yet become a Participant) may elect to defer receipt of a designated amount or whole percentage up to a maximum of 80% of such Participant’s Base Salary earned for any Plan Year (which shall include any portion thereof that may be payable in a subsequent Plan Year) by making a Deferral Election in accordance with this Article IV. Base Salary deferrals shall be credited to a Participant’s Elective Cash Deferral Account as of the date the Base Salary otherwise would have been paid.
4.03    Bonus Compensation Deferrals. In accordance with the procedures established from time to time by the Plan Administrator, a Participant (or an Eligible Person who has not yet become a Participant) may elect to defer receipt of all or any designated amount or whole percentage of such Participant’s Bonus Compensation earned for any Plan Year (which shall include any portion thereof that may be payable in a subsequent Plan Year) by making a Deferral Election in accordance with this Article IV. Deferrals of Bonus Compensation shall be credited to the Participant’s Elective Cash Deferral Account as of the date the deferred Bonus Compensation otherwise would have been paid.
4.04    Director Fee Deferrals. In accordance with the procedures established from time to time by the Plan Administrator, a Participant (or an Eligible Person who has not yet become a Participant) may elect to defer receipt of all or any designated amount or whole percentage of such Participant’s Director Fees earned for a Plan Year (which shall include any portion thereof that may be payable in a subsequent Plan Year) by making a Deferral Election in accordance with this Article IV. Deferrals of Director Fees shall be credited to the Participant’s Elective Cash Deferral Account as of the date the deferred Director Fees otherwise would have been paid.

4.05    Performance Share Unit Deferrals.
(a)    In accordance with the procedures established from time to time by the Plan Administrator, a Participant (or an Eligible Person who has not yet become a Participant) may elect to defer receipt of all or any designated number or whole percentage (rounded down to the nearest whole Share) of the Shares that would otherwise be issuable upon settlement of a Performance Share Unit granted to such Participant during a Plan Year by making a Deferral Election in accordance with this Article IV. Deferrals of a Performance Share Unit shall be credited to the Participant’s Equity Account as of the vesting date applicable to such Performance Share Unit, as set forth in the applicable Award Agreement. Any Dividend Equivalents representing the right to receive cash dividends or other cash distributions made to shareholders of the Company attributable to such Performance Share Units and any Dividend Equivalents representing the right to receive Shares in connection with a Share dividend or other Share distributions made to shareholders of the Company attributable to such Performance Share Units, in each case, that accrue prior to the vesting date applicable to such Performance Share Units, shall be delivered to the Participant in accordance with Section 5.03(b). Any Dividend Equivalents representing the right to receive cash dividends or other cash distributions made to shareholders of the Company attributable to such Performance Share Units and any cash dividends or other cash distributions attributable to the notional Shares credited to the Participant’s Equity Account, in each case, that accrue on or following the vesting date applicable to such Performance Share Units shall be credited to the applicable Participant’s Elective Cash Deferral Account pursuant to Section 5.03(c). Any Dividend Equivalents representing the right to receive Shares in connection with a Share dividend or other Share distributions made to shareholders of the Company attributable to such Performance Share Units and any Share dividends or other Share distributions attributable to the notional Shares credited to the Participant’s Equity Account, in each case, that accrue on or following the vesting date applicable to such Performance Share Units shall be credited to the applicable Participant’s Equity Account pursuant to Section 5.03(c).
(b)    Performance Share Units subject to a Deferral Election hereunder, including any Dividend Equivalents attributable to such Performance Share Units, shall be subject to the same terms and conditions regarding vesting and forfeiture to which the Participant would have been subject had the Participant not elected to defer receipt of such Performance Share Units pursuant to Section 4.05(a), including any vesting or forfeiture provisions included in an employment agreement between the Participant and the Company or any of its Subsidiaries, the Equity Plan, the applicable Award Agreement or any other written agreement between such Participant and the Company or any of its Subsidiaries (the “Applicable PSU Agreements”). The portions of such Applicable PSU Agreements that relate to the vesting and forfeiture of Performance Share Units subject to a Deferral Election hereunder are incorporated herein by reference.

(c)    Notwithstanding anything to the contrary in an Applicable PSU Agreement, Performance Share Units subject to a Deferral Election hereunder, including any Dividend Equivalents attributable to such Performance Share Units, shall be subject to the payment provisions set forth in the Plan, including all provisions of the Plan relating to timing, form and medium of payment.
4.06    Restricted Stock Unit Deferrals.
(a)    In accordance with the procedures established from time to time by the Plan Administrator, a Participant (or an Eligible Person who has not yet become a Participant) may elect to defer receipt of all or any designated number or whole percentage (rounded down to the nearest whole Share) of the Shares that would otherwise be issuable upon settlement of a Restricted Stock Unit granted to such Participant during a Plan Year by making a Deferral Election in accordance with this Article IV. Deferrals of a Restricted Stock Unit shall be credited to the Participant’s Equity Account as of the vesting date applicable to such Restricted Stock Unit, as set forth in the applicable Award Agreement. Any Dividend Equivalents representing the right to receive cash dividends or other cash distributions made to shareholders of the Company attributable to such Restricted Stock Units and any Dividend Equivalents representing the right to receive Shares in connection with a Share dividend or other Share distributions made to shareholders of the Company attributable to such Restricted Stock Units, in each case, that accrue prior to the vesting date applicable to such Restricted Stock Units, shall be delivered to the Participant in accordance with Section 5.03(b). Any Dividend Equivalents representing the right to receive cash dividends or other cash distributions made to shareholders of the Company attributable to such Restricted Stock Units and any cash dividends or other cash distributions attributable to the notional Shares credited to the Participant’s Equity Account, in each case, that accrue on or following the vesting date applicable to such Restricted Stock Units shall be credited to the applicable Participant’s Elective Cash Deferral Account pursuant to Section 5.03(c). Any Dividend Equivalents representing the right to receive Shares in connection with a Share dividend or other Share distributions made to shareholders of the Company attributable to such Restricted Stock Units and any Share dividends or other Share distributions attributable to the notional Shares credited to the Participant’s Equity Account, in each case, that accrue on or following the vesting date applicable to such Restricted Stock Units shall be credited to the applicable Participant’s Equity Account pursuant to Section 5.03(c).

(b)    Restricted Stock Units subject to a Deferral Election hereunder, including any Dividend Equivalents attributable to such Restricted Stock Units, shall be subject to the same terms and conditions regarding vesting and forfeiture to which the Participant would have been subject had the Participant not elected to defer receipt of such Restricted Stock Units pursuant to Section 4.06(a), including any vesting or forfeiture provisions included in an employment agreement between the Participant and the Company or any of its Subsidiaries, the Equity Plan, the applicable Award Agreement or any other written agreement between such Participant and the Company or any of its Subsidiaries (the “Applicable RSU Agreements”). The portions of such Applicable RSU Agreements that relate to the vesting and forfeiture of Restricted Stock Units subject to a Deferral Election hereunder are incorporated herein by reference.
(c)    Notwithstanding anything to the contrary in an Applicable RSU Agreement, Restricted Stock Units subject to a Deferral Election hereunder, including any Dividend Equivalents attributable to such Restricted Stock Units, shall be subject to the payment provisions set forth in the Plan, including all provisions of the Plan relating to timing, form and medium of payment.
4.07    Dividend Equivalent Deferrals.
(a)    In accordance with the procedures established from time to time by the Plan Administrator, a Participant (or an Eligible Person who has not yet become a Participant) may elect to defer receipt of all or any designated number or whole percentage (rounded down to the nearest whole Share) of Dividend Equivalents representing the right to receive cash dividends or other cash distributions made to shareholders of the Company attributable to Restricted Stock Units or Performance Share Units and any Dividend Equivalents representing the right to receive Shares in connection with a Share dividend or other Share distributions made to shareholders of the Company attributable to such Restricted Stock Units or Performance Share Units that would otherwise be issuable to the Participant during a Plan Year, without electing to defer the Restricted Stock Units or Performance Share Units to which such Dividend Equivalents are attributable, by making a Deferral Election in accordance with this Article IV. If deferred pursuant to this Section 4.07, any Dividend Equivalents representing the right to receive cash dividends or other cash distributions made to shareholders of the Company shall be credited to the applicable Participant’s Elective Cash Deferral Account and any Dividend Equivalents representing the right to receive Shares in connection with a Share dividend or other Share distributions made to shareholders of the Company attributable to shall be credited to the applicable Participant’s Equity Account.

(b)    Any Dividend Equivalents subject to a Deferral Election hereunder shall be subject to the same terms and conditions regarding vesting and forfeiture to which the Participant would have been subject had the Participant not elected to defer receipt of such Dividend Equivalents pursuant to Section 4.07(a), including any vesting or forfeiture provisions included in an employment agreement between the Participant and the Company or any of its Subsidiaries, the Equity Plan, the applicable Award Agreement or any other written agreement between such Participant and the Company or any of its Subsidiaries (the “Applicable Dividend Equivalent Agreements”). The portions of such Applicable Dividend Equivalent Agreements that relate to the vesting and forfeiture of Dividend Equivalents subject to a Deferral Election hereunder are incorporated herein by reference.
(c)    Notwithstanding anything to the contrary in an Applicable Dividend Equivalent Agreement, Dividend Equivalents subject to a Deferral Election hereunder shall be subject to the payment provisions set forth in the Plan, including all provisions of the Plan relating to timing, form and medium of payment.
4.08    Re-Deferrals. The Participant may make an election to re-defer all or a portion of the amounts in his or her Account(s) until a later Distribution Date (a “Re-Deferral Election”); provided that the following requirements are met:
(a)    The Re-Deferral Election is made at least 12 months before the original Distribution Date;
(b)    The Distribution Date for the re-deferred amounts is at least five years later than the original Distribution Date; and
(c)    The Re-Deferral Election will not take effect for at least 12 months after the Re-Deferral Election is made.
ARTICLE V
ACCOUNTS AND INVESTMENT OPTIONS
5.01    Establishment of Accounts. The Company shall establish and maintain an Account for each Participant. The Company may establish more than one Account on behalf of any Participant as deemed necessary by the Committee for administrative purposes.
5.02    Cash Accounts.
(a)    Investment Options. The Committee shall select the Investment Options to be made available to Participants for the deemed investment of their Cash Accounts under the Plan. The Committee may change, discontinue, or add to the Investment Options made available under the Plan at any time in its sole discretion. A Participant must select the Investment Options for his or her Cash Account in the Participant’s Election Form and may make changes to his or her selections in accordance with procedures established by the Committee.

(b)    Investment Earnings. Each Cash Account shall be adjusted for earnings or losses based on the performance of the Investment Options selected. Earnings and losses shall be computed on each Valuation Date. The amount paid to a Participant on the payment date shall be determined as of the applicable Determination Date.
5.03    Equity Accounts, Dividend Equivalents relating to Deferred Restricted Stock Units or Performance Share Units, and Other Distributions.
(a)    Restricted Stock Units; Performance Share Units. On the date that a Restricted Stock Unit award or Performance Share Unit award, as applicable, subject to a Deferral Election hereunder vests in accordance with the terms and conditions of the Applicable RSU Agreements or the Applicable PSU Agreements, a number of notional Shares equal to the number of Shares that would otherwise have been issuable in settlement of such Restricted Stock Unit award or Performance Share Unit award, as applicable, shall be credited to a Participant’s Equity Account and shall become Elective Equity Deferrals. All Elective Equity Deferrals shall be notionally invested in Shares from the vesting date applicable to the Restricted Stock Units or Performance Share Units subject to a Deferral Election through the applicable Distribution Date.

(b)    Dividend Equivalents Accrued Prior to Vesting Date of Deferred Restricted Stock Units or Performance Share Units. If a Participant has elected to defer Restricted Stock Units and/or Performance Share Units pursuant to Article IV and any Dividend Equivalents representing the right to receive cash dividends or other cash distributions made to shareholders of the Company accrue with respect to such Restricted Stock Units or Performance Share Units, as applicable, prior to the vesting date applicable to such Restricted Stock Units or Performance Share Units, then such Dividend Equivalents (i) shall be paid to the Participant as soon as administratively practicable, and within sixty (60) days, following the date such Dividend Equivalents vest in accordance with the terms of the applicable Award Agreement or (ii), if elected by the Participant at the time of the Participant’s Deferral Election, shall be credited to a Participant’s Elective Cash Deferral Account as of the date such Dividend Equivalents vest in accordance with the terms of the applicable Award Agreement and shall initially be deemed invested in accordance with the Participant’s election in effect at the time such amount is credited, and thereafter shall be subject to change in accordance with the provisions of Section 5.02. If a Participant has elected to defer Restricted Stock Units and/or Performance Share Units pursuant to Article IV and any Dividend Equivalents representing the right to receive Shares in connection with a Share dividend or other Share distributions made to shareholders of the Company accrue with respect to such Restricted Stock Units or Performance Share Units, as applicable, prior to the vesting date applicable to such Restricted Stock Units or Performance Share Units, then (i) the Shares underlying such Dividend Equivalents shall be distributed to the Participant as soon as administratively practicable, and within sixty (60) days, following the date such Dividend Equivalents vest in accordance with the terms of the applicable Award Agreement or (ii), if elected by the Participant at the time of the Participant’s Deferral Election, such Dividend Equivalents shall be credited to the Participant’s Equity Account as of the date such Dividend Equivalents vest in accordance with the terms of the applicable Award Agreement. For the avoidance of doubt, any Dividend Equivalents deferred in accordance with Section 4.07 shall not be subject to this Section 5.03(b).

(c)    Dividends Accrued After Vesting Date of Deferred Restricted Stock Units or Performance Share Units. If any cash dividends or cash distributions are declared with respect to an outstanding Share, then each notional Share credited to a Participant’s Equity Account shall be deemed to have received a cash dividend or cash distribution in the same amount, and such amount shall be credited to the Participant’s Elective Cash Deferral Account as of the date the corresponding cash dividends or other cash distributions are paid to the holders of Shares. Any amounts credited to a Participant’s Elective Cash Deferral Account pursuant to the preceding sentence shall initially be deemed invested in accordance with the Participant’s election in effect at the time such amount is credited, and thereafter shall be subject to change in accordance with the provisions of Section 5.02. If a Share dividend or Share distribution is declared with respect to an outstanding Share, then each notional Share credited to a Participant’s Equity Account shall be deemed to have received a number of notional Shares equal to the number of Shares delivered to the holder of one outstanding Share as a result of such Share dividend or Share distribution, and such notional Shares shall be credited to the Participant’s Equity Account as of the date that the corresponding Share dividends or other Share distributions are delivered to the shareholders of the Company. For the avoidance of doubt, any Dividend Equivalents deferred in accordance with Section 4.07 shall not be subject to this Section 5.03(c).
(d)    Notional Shares Subject to Adjustment. Notional Shares credited to a Participant’s Equity Account shall be subject to adjustment by the Committee in the same manner and under the same circumstances as would apply to outstanding Restricted Stock Units or Performance Share Units, as applicable, under the Equity Plan; provided, however, that to the extent any such adjustment relates to a present or future cash payment to the holder of an outstanding Restricted Stock Unit or Performance Share Unit, as applicable, under the Equity Plan, such cash amount shall be credited to the Participant’s Elective Cash Deferral Account as of the date determined by the Committee.
5.04    Nature of Accounts. Accounts are not actually invested in the Investment Options available under the Plan or in the Shares, as applicable, and Participants do not have any real or beneficial ownership in any Investment Option or Shares. A Participant’s Account is solely a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan and shall not constitute or be treated as a trust fund of any kind.
5.05    Statements. Each Participant shall be provided with statements setting out the amounts in his or her Account(s) which shall be delivered at such intervals determined by the Committee, but no less frequently than annually.

ARTICLE VI
PAYMENT OF PARTICIPANT ACCOUNTS
6.01    In General. Except as otherwise provided in Article VII, VIII or IX, payment of a Participant’s Account(s) shall be made on the Distribution Date(s) specified in the Participant’s Deferral Election; provided that the Participant must select from among the available Distribution Date(s) designated by the Committee and set forth in the Election Form. For the avoidance of doubt, only the following dates or events are permitted as a Distribution Date:
(a)    A time or fixed schedule;
(b)    The Participant’s Separation from Service;
(c)    The Participant’s death;
(d)    The Participant’s Disability; and
(e)    The occurrence of a Change in Control.
Notwithstanding anything to the contrary contained herein or in a Participant’s Deferral Election, to the extent the amounts subject to a Deferral Election vest, are earned, or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) due to the occurrence of the Participant’s death, the Participant’s “disability” (as such term is defined in Section 409A of the Code), or a Change in Control, as applicable, within the first 12 months following the effective date of the Deferral Election, the Deferral Election will not be given effect unless the Deferral Election complies with another applicable deferral election rule under Treas. Reg. § 1.409A-2(a) and, to the extent that another applicable deferral election rule does not apply, the amounts shall be paid at the time and in the form in which they would have been paid absent such Deferral Election.
6.02    Timing of Valuation. The value of a Participant’s Cash Account and the number of Shares deliverable pursuant to a Participant’s Equity Account on the payment date shall be determined as of the applicable Determination Date.

6.03    Timing of Payments. Except as otherwise provided in Article V or this Article VI, payments shall promptly be made or commence within 30 days following a Distribution Date. Payment of Plan benefits may be subject to administrative or other delays that result in payment to the Participant or Beneficiary on a date later than the date specified in the Plan or the Participant’s Election Form. Any such payment delays will comply with Section 409A of the Code, including, without limitation Treas. Reg. §1.409A-2(b)(7). No Participant or Beneficiary shall be entitled to any additional earnings or interest in respect of any such payment delays, nor shall any Participant or Beneficiary be provided any election with respect to the timing of any delayed payment. A Participant may irrevocably elect to delay payment pertaining to Participant’s Account as provided in Article IV.
6.04    Timing of Payments to Specified Employees. Notwithstanding anything in the Plan to the contrary, if any payment that is provided to a Participant in connection with the Participant’s Separation from Service constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a Specified Employee as of the date of his or her Separation from Service, then no distribution of such Participant’s Account shall be made upon the Participant’s Separation from Service until the first payroll date to occur following the six-month anniversary of the date of the Participant’s Separation from Service (or, if earlier, upon the date of the Participant’s death) (the “Specified Employee Payment Date”). Any payments to which a Specified Employee otherwise would have been entitled under the Plan during the period between the Participant’s Separation from Service and the Specified Employee Payment Date shall be accumulated and paid in a lump sum payment on the Specified Employee Payment Date.
6.05    Form of Payment. Payment of a Participant’s Account shall be made as a single lump-sum payment or, if the Participant has elected to receive payments on a fixed schedule pursuant to the Participant’s Deferral Election, as a series of payments. For the avoidance of doubt, the Committee may expand the form or forms of payment available under the Plan without amending the Plan; provided, however, that such limitation may not alter any valid Deferral Election made prior to such limitation.
6.06    Medium of Payment. Benefit payments that are attributable to Cash Accounts shall be paid in the form of cash. Benefit payments that are attributable to the Equity Account shall be paid in the form of Shares (subject to adjustment as provided in Section 5.03(d)), and the number of Shares distributable to the Participant shall equal the number of notional Shares credited to such account on the Distribution Date (subject to adjustment as provided in Section 5.03(d)). Any Shares delivered upon settlement of an Equity Account shall be issued pursuant to the Equity Plan and subject to all of its terms and conditions.
ARTICLE VII
PAYMENTS DUE TO UNFORESEEABLE EMERGENCY
7.01    Request for Payment. If a Participant suffers an Unforeseeable Emergency, he or she may submit a written request to the Committee for payment of his or her Account.

7.02    No Payment if Other Relief Available. The Committee will evaluate the Participant’s request for payment due to an Unforeseeable Emergency taking into account the Participant’s circumstances and the requirements of Section 409A of the Code. In no event will payments be made pursuant to this Article VII to the extent that the Participant’s hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise; (b) by liquidation of the Participant’s assets, to the extent that liquidation of the Participant’s assets would not itself cause severe financial hardship; or (c) by the cessation of deferrals under the Plan.
7.03    Limitation on Payment Amount. The amount of any payment made on account of an Unforeseeable Emergency shall not exceed the amount reasonably necessary to satisfy the Participant’s financial need, including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the payment, as determined by the Committee.

7.04    Timing of Payment. Payments shall be made from a Participant’s Account as soon as practicable and in any event within 30 days following the Committee’s determination that an Unforeseeable Emergency has occurred and authorization of payment from the Participant’s Account.
7.05    Cessation of Deferrals. If a Participant receives payment on account of an Unforeseeable Emergency, the Participant may make no more Elective Cash Deferrals for the remainder of the Plan Year.
ARTICLE VIII
ACCELERATION EVENTS
8.01    Permissible Acceleration Events. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may accelerate payment of all or a portion of a Participant’s Account upon the occurrence of any of the events set forth in this Article VIII. The Committee’s determination of whether payment may be accelerated pursuant to this Article VIII shall be made in accordance with Treas. Reg. Section 1.409A-3(j)(4).
(a)    Domestic Relations Orders. The Committee may accelerate payment of a Participant’s Account to the extent necessary to comply with a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b)    Limited Cashouts. The Committee may accelerate payment of a Participant’s Account to the extent that (i) the aggregate amount in the Participant’s Account does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, (ii) the payment results in the termination of the Participant’s entire interest in the Plan and any plans that are aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2), and (iii) the Committee’s decision to cash out the Participant’s Account is evidenced in writing no later than the date of payment.
(c)    Payment of Employment Taxes. The Committee may accelerate payment of all or a portion of a Participant’s Account (i) to pay the Federal Insurance Contributions Act tax imposed under Sections 3010, 3121(a) and 3121(v)(2) of the Code (the “FICA Amount”), or (ii) to pay the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount and the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes; provided, however, that the total payment under this Section 8.01(c) shall not exceed the FICA Amount and the income tax withholding related to the FICA Amount.
(d)    Payment upon Income Inclusion. The Committee may accelerate payment of all or a portion of a Participant’s Account to the extent that the Plan fails to meet the requirements of Section 409A of the Code; provided that, the amount accelerated shall not exceed the amount required to be included in income as a result of the failure to comply with Section 409A of the Code.
(e)    Termination of the Plan. The Committee may accelerate payment of all or a portion of a Participant’s Account upon termination of the Plan in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).
(f)    Payment of State, Local or Foreign Taxes. The Committee may accelerate payment of all or a portion of a Participant’s Account for:
(i)    the payment of state, local or foreign tax obligations arising from participation in the Plan that relate to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “State, Local and Foreign Tax Amount”); provided, however, the accelerated payment amount shall not exceed the taxes due as a result of participation in the Plan, and/or
(ii)    the payment of income tax at source on wages imposed under Section 3401 of the Code as a result of such payment and the payment of the additional income tax at source on wages imposed under Section 3401 of the Code attributable to the additional Section 3401 wages and taxes; provided however, the accelerated payment amount shall not exceed the aggregate of the State, Local and Foreign Tax Amount and the income tax withholding related to such amount.

(g)    Certain Offsets. The Committee may accelerate payment of all or a portion of the Participant’s Account to satisfy a debt of the Participant to the Company or a Subsidiary incurred in the ordinary course of the service relationship between the Company and the Participant; provided, however, the amount accelerated shall not exceed $5,000 and the payment shall be made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(h)    Bona Fide Disputes as to Right to Payment. The Committee may accelerate payment of all or a portion of a Participant’s Account where the payment is part of a settlement between the Company or a Subsidiary and the Participant of an arm’s length, bona fide dispute as to the Participant’s right to the deferred amount.
(i)    Ethics or Conflicts of Interest. The Committee may accelerate payment of all or a portion of a Participant’s Account to comply with bona fide foreign ethics or conflicts of interest laws.
(j)    Federal Debt Collection Laws. The Committee may accelerate payment of all of a portion of a Participant’s Account to comply with federal debt collection laws.
ARTICLE IX
PAYMENTS TO BENEFICIARIES
9.01    Payments to Beneficiaries. Notwithstanding any other provision of the Plan, the Committee may accelerate the payment of all or a portion of a Participant’s Account in connection with the death, Disability or Unforeseeable Emergency of a Beneficiary who has become entitled to payment of a Participant’s Account under the Plan pursuant to Section 13.07 hereof. Payments made pursuant to this Article IX shall be subject to the same terms and conditions as payments made to Participants pursuant to Article VI hereof.
ARTICLE X
ADMINISTRATION AND AUTHORITY
10.01    Administration by Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to take the following actions; provided, however, that without the consent of the applicable Participant, no action shall adversely impact a Participant’s rights with respect to amounts credited to or accrued in such Participant’s Account up to the date of such action except to the extent required by applicable law:
(a)    construe and interpret the Plan and apply its provisions;

(b)    promulgate, amend and rescind rules and regulations relating to the administration of the Plan;
(c)    authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d)    determine minimum or maximum amounts that Participants may elect to defer under the Plan;
(e)    select the Investment Options that will be available for the deemed investment of Accounts under the Plan and establish procedures for permitting Participants to change their selected Investment Options;
(f)    select, subject to the limitations set forth in the Plan, those Employees who shall be Eligible Persons;
(g)    evaluate whether a Participant who has requested payment from his or her Account on account of an Unforeseeable Emergency has experienced an Unforeseeable Emergency and the amount of any payment necessary to satisfy the Participant’s emergency need;
(h)    calculate deemed investment earnings and losses;
(i)    interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument, Election Form or agreement relating to the Plan;
(j)    exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan; and
(k)    adjust the notional Shares credited to a Participant’s Equity Account in the same manner and under the same circumstances as would apply to outstanding Restricted Stock Units or Performance Share Units, as applicable, under the Equity Plan.
10.02    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations with regard to: (a) the terms or conditions of any Elective Cash Deferral or Elective Equity Deferral; or (b) the availability of Investment Options; provided, however, that without the consent of the applicable Participant(s), no such determination shall adversely impact such Participant’s rights with respect to amounts credited to or accrued in such Participant’s Account up to the date of such determination except to the extent required by applicable law.

10.03    Committee Decisions Final. Subject to Article XII, all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
10.04    Indemnification. No member of the Board, the Committee or any designee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan except for any liability arising from his or her own willful malfeasance, gross negligence or reckless disregard of his or her duties.
ARTICLE XI
AMENDMENT AND TERMINATION
11.01    Continuation. The Company intends to continue the Plan indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay the benefits described in the Plan.
11.02    Amendment of the Plan. The Committee may, in its sole and absolute discretion and without the consent of any Participant, amend, restate, supplement or otherwise modify the Plan in any respect at any time; provided, however, that without the consent of the applicable Participant(s), no such amendment, restatement, supplement or other modification shall adversely impact such Participant’s rights with respect to amounts credited to or accrued in such Participant’s Account up to the date of such amendment, restatement, supplement or other modification except to the extent required by applicable law.
11.03    Termination of Eligibility or the Plan. The Committee may, in its sole and absolute discretion and without the consent of any Participant, (i) limit the classification of Employees who are eligible to participate in the Plan for a Plan Year and/or modify or terminate an Eligible Person’s participation in the Plan, in each case without the need for an amendment to the Plan and (ii) suspend or terminate the Plan in whole or in part at any time; provided, however, that, without the consent of the applicable Participant(s), no such limitation, suspension or termination will deprive a Participant or Claimant of any amount credited to the applicable Participant’s Account(s) under the Plan up to the date of such limitation, suspension or termination, except as required by applicable law.
ARTICLE XII
CLAIMS FOR BENEFITS
12.01    Filing a Claim. Any Participant or other person claiming an interest in the Plan (the “Claimant”) may file a claim in writing with the Committee. The Committee shall review the claim itself or appoint an individual or entity to review the claim.

12.02    Claim Decision. The Claimant shall be notified within 90 days after the claim is filed whether the claim is approved or denied, unless the Committee determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Committee may have up to an additional 90 days to process the claim. If the Committee determines that an extension of time for processing is required, the Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial 90-day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Committee expects to render its decision.
12.03    Notice of Denial. If the Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)    The specific reason(s) for the denial;
(b)    Specific reference to the pertinent Plan provisions on which such denial is based;
(c)    A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary;
(d)    A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal; and
(e)    If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
12.04    Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Committee within 60 days after receiving notice of denial. The decision on appeal will be made within 60 days after the Committee’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 120 days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial 60-day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Committee. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

12.05    Notice of Decision on Appeal. If the Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)    The specific reason(s) for the denial;
(b)    Specific references to the pertinent Plan provisions on which such denial is based;
(c)    A statement that the Claimant may receive on request all relevant records at no charge;
(d)    A description of the Plan’s voluntary procedures and deadlines, if any;
(e)    A statement of the Claimant’s right to sue under Section 502(a) of ERISA; and
(f)    If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
12.06    Claims Procedures Mandatory. The internal claims procedures set forth in this Article XII are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Article XII, the denial of the Claim shall become final and binding on all persons for all purposes.
12.07    Claimant Accounts. During the pendency of any claim or appeal under this Article XII, the Claimant’s Account(s) shall continue to be credited with earnings and losses until the final resolution of the claim or appeal under this Article XII.
ARTICLE XIII
MISCELLANEOUS
13.01    Limitation on Rights Conferred under the Plan. None of the Plan, any instrument executed pursuant thereto or any action taken hereunder shall be construed as (a) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (b) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, or (c) giving an Eligible Person or Participant any claim to be treated uniformly with other Eligible Persons or Participants.
13.02    Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from any amounts otherwise payable or deliverable under the Plan any federal, state, local, or other applicable taxes required to be withheld. Section 16.04 of the Equity Plan shall apply with respect to the delivery of Shares attributable to a Participant’s Equity Account.
13.03    Governing Law. The Plan shall be administered, construed and governed in all respects by application of the laws of the State of Maryland, without giving effect to any conflict of law provisions thereof, except to the extent Maryland law is preempted by federal law.

13.04    Section 409A of the Code. The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code. Further, the Plan shall constitute an “account balance plan” as defined in Treas. Reg. Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Section 409A of the Code, all amounts deferred under the Plan shall be aggregated with amounts deferred under other account balance plans.
13.05    General Assets/Trust. All amounts provided under the Plan shall be paid from the general assets of the Company and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Company may, but need not, establish a rabbi trust to assist it in funding any Plan obligations.
13.06    No Warranties. Neither the Company nor the Committee warrants or represents that the value of any Participant’s Account(s) will increase. Each Participant assumes the risk in connection with the deemed investment of his or her Account(s).
13.07    Beneficiary Designation. Each Participant under the Plan may from time to time name any Beneficiary or Beneficiaries to receive the Participant’s interest in the Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a Beneficiary, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s estate.
13.08    No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of beneficiaries pursuant to Section 13.07).
13.09    Expenses. The costs of administering the Plan shall be paid by the Company.
13.10    Severability. If any provision of the Plan is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected.

13.11    ERISA Status. It is intended that the Plan will not constitute a “qualified plan” subject to the limitations of Section 401(a) of the Code, nor will it constitute a “funded plan,” for purposes of such requirements. It is also intended that the Plan will be exempt from the participation and vesting requirements of Part 2 of Title I of ERISA, the funding requirements of Part 3 of Title I of ERISA, and the fiduciary requirements of Part 4 of Title I of ERISA by reason of the exclusions afforded plans that are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.
13.12    Construction. Whenever the context requires, the gender of all words used in the Plan includes the masculine, feminine and neuter. The singular shall include the plural and the plural shall include the singular whenever appropriate. Except as explicitly provided otherwise, all references to Articles and Sections refer to articles and sections of the Plan, all references to Exhibits are to Exhibits attached to the Plan, each of which is made a part of the Plan for all purposes and all references to “including” shall be construed as meaning “including without limitation.” All references to dollars refer to United States dollars. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in the Plan, shall refer to the Plan as a whole and not to any particular section or article in which such words appear. The word “or” shall not be exclusive. Unless the context requires otherwise, all references to laws, regulations, contracts, agreements and instruments refer to such laws, regulations, contracts, agreements and instruments as they may be amended, restated, supplemented or otherwise modified from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The Table of Contents and the Article, Section and Exhibit titles and headings in the Plan are inserted for convenience only and are not intended to be part of, or to affect the meaning or interpretation of, the Plan.